S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2004 (Dollars in thousands except per share data)					Page 1 of 3
	2003				2004
For the period:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Interest Income	$39,318	$38,722	$36,909	$36,511	35,596
Interest Expense	12,924	12,380	11,439	10,323	9,506
Net Interest Income	26,394	26,342	25,470	26,188	26,090
Taxable Equivalent Adjustment	999	829	915	930	920
Net Interest Income (FTE)	27,393	27,171	26,385	27,118	27,010

Provision For Loan Losses	2,400	1,900	1,500	1,500	1,500
Net Interest Income After Provisions (FTE)	24,993	25,271	24,885	25,618	25,510

Security Gains, Net	1,005	1,206	1,099	4,748	1,520

Service Charges and Fees	2,192	2,268	2,335	2,457	2,232
Wealth Management	1,295	1,429	1,326	1,360	1,517
Insurance	1,059	1,017	1,071	1,130	1,076
Other	2,162	1,645	3,426	1,974	2,048

Total Other Income	6,708	6,359	8,158	6,921	6,873

Salaries and Employee Benefits	7,581	7,649	8,100	8,215	8,292
Occupancy and Equip. Expense, Net	1,837	1,754	1,556	1,660	1,720
Data Processing Expense	822	811	956	877	999
FDIC Expense	81	76	76	72	73
Other	3,861	3,698	4,011	6,965	3,653

Total Other Expense	14,182	13,988	14,699	17,789	14,737

Income Before Taxes	18,524	18,848	19,443	19,498	19,166
Taxable Equivalent Adjustment	999	829	915	930	920
Applicable Income Taxes	4,987	5,243	5,251	5,382	5,290

Net Income	$12,538	$12,776	$13,277	$13,186	$12,956

Per Common Share Data:

Shares Outstanding at End of Period	26,323,013	26,383,419	26,483,219	26,652,411	26,619,399
Average Shares Outstanding - Diluted	26,722,098	26,613,859	26,711,496	26,846,050	26,950,542
Net Income - Diluted	$0.47	$0.48	$0.50	$0.49	$0.48
Dividends Declared	$0.25	$0.25	$0.26	$0.26	$0.26
Book Value	$11.56	$12.10	$12.12	$12.48	$12.74
Market Value	$25.57	$27.44	$28.50	$29.80	$30.06

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2004 (Dollars in thousands)					Page 2 of 3
	2003				2004
Asset Quality Data	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Nonaccrual Loans and Nonperforming Loans	$10,828	$8,557	$9,656	$9,120	$12,465
Assets acquired through foreclosure or repossession	2,362	2,327	2,420	2,363	2,287
Nonperforming Assets	13,190	10,884	12,076	11,483	14,752
Allowance for Loan Losses	29,837	31,483	31,714	31,478	32,658
Nonperforming Loans / Loans	0.53%	0.42%	0.47%	0.43%	0.57%
Allowance for Loan Losses / Loans	1.47%	1.55%	1.54%	1.50%	1.50%
Allowance for Loan Losses / Nonperforming Loans	276%	368%	328%	345%	262%
Net Loan Charge-offs	2,701	254	1,269	1,736	320
Net Loan Charge-offs (annualized) / Average Loans	0.55%	0.05%	0.25%	0.33%	0.06%

Balance Sheet (Period-End)

Assets	$2,855,658	$2,915,039	$2,858,678	$2,900,272	$2,956,404
Earning Assets	2,665,433	2,721,743	2,681,074	2,711,702	2,776,693
Securities	641,206	688,315	625,872	611,083	592,761
Loans, Gross	2,024,227	2,033,428	2,055,202	2,100,620	2,183,931
Total Deposits	1,947,249	1,927,035	1,937,201	1,962,253	1,977,330
Non-Interest Bearing Deposits	344,010	354,701	371,413	382,364	382,110
NOW, Money Market & Savings	781,690	786,225	778,985	766,031	756,965
CD's $100,000 and over	167,170	148,200	147,697	162,925	176,512
Other Time Deposits	654,380	637,909	639,106	650,933	661,743
Short-term borrowings	302,680	339,930	327,824	432,020	463,000
Long-term Debt	242,191	267,195	217,192	116,891	116,890
Shareholder's Equity	304,312	319,342	320,936	332,718	339,095

Balance Sheet (Daily Averages)

Assets	$2,823,664	$2,850,083	$2,888,415	$2,854,065	$2,908,794
Earning Assets	2,644,725	2,669,664	2,702,768	2,678,336	2,732,315
Securities	636,110	646,589	658,505	616,146	597,845
Loans, Gross	2,008,616	2,023,006	2,044,174	2,062,191	2,134,470
Deposits	1,916,768	1,921,525	1,927,257	1,925,773	1,955,025
Shareholder's Equity	310,165	316,613	320,116	328,821	341,835

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2004 (Dollars in thousands except per share data)					Page 3 of 3
	2003				2004
Profitability Ratios (annualized)	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Return on Average Assets	1.80%	1.80%	1.82%	1.83%	1.79%
Return on Average Shareholder's Equity	16.39%	16.18%	16.46%	15.91%	15.24%
Yield on Earning Assets (FTE)	6.20%	5.96%	5.57%	5.56%	5.39%
Cost of Interest Bearing Funds	2.49%	2.35%	2.14%	1.95%	1.79%
Net Interest Margin (FTE)(4)	4.20%	4.08%	3.87%	4.02%	3.98%
Efficiency Ratio (FTE)(1)	41.59%	41.72%	42.55%	52.26%	43.49%

Capitalization Ratios

Dividends Paid to Net Income	53.01%	51.65%	49.68%	52.22%	53.48%
Shareholder's Equity to Assets (Period End)	10.66%	10.95%	11.23%	11.47%	11.47%
Leverage Ratio (2)	8.13%	8.50%	8.67%	9.16%	9.18%
Risk Based Capital - Tier I (3)	9.90%	10.11%	10.46%	10.56%	10.59%
Risk Based Capital - Tier II (3)	11.56%	11.90%	12.25%	12.39%	12.35%

Other Data

Shareholders of Record	3,106	3,125	3,138	3,149	3,164
Number of Banking Offices	46	46	46	49	49

Definitions:

(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter to date average earning assets.